                   As filed with the SEC on December 7, 1999
                           Registration No. 333-69555

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------


                         FIRST CAPITAL BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


        South Carolina                     6021                      57-1070990
-------------------------------  ----------------------------    --------------------
(State or other Jurisdiction of  (Primary Standard Industrial      (I.R.S. Employer
incorporation or Organization)   Classification Code Number)      Identification No.)

                         207 Highway 15/401 Bypass East
                       Bennettsville, South Carolina 29512
                                 (843) 454-9337
 (Address and Telephone Number of Principal Executive Offices and Intended
                          Principal Place of Business)
                          ----------------------------
                              James Aubrey Crosland
                                    President
                         207 Highway 15/401 Bypass East
                       Bennettsville, South Carolina 29512
                                 (843) 454-9337
           (Name, Address, and Telephone Number of Agent For Service)
                          ----------------------------
      Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

              Neil E. Grayson, Esq.                    A. George Igler, Esq.
           C. Russell Pickering, Esq.                 Igler & Dougherty, P.A.
   Nelson Mullins Riley & Scarborough, L.L.P.         1501 Park Avenue East
     999 Peachtree Street, N.E., Suite 1400          Tallahassee, Florida 32301
             Atlanta, Georgia 30309                        (850) 878-2411
                 (404) 817-6000                         (850) 878-1230 (Fax)
              (404) 817-6225 (Fax)


         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities Act of 1933, check the following box. [X]

         TERMINATION OF OFFERING



         The registrant's offering was terminated on October 29, 1999. An aggregate of 563,728 shares of Common Stock were issued in the offering. The remaining 156,272 shares of Common Stock are hereby deregistered.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bennettsville, State of South Carolina, on December 6, 1999.

                                              FIRST CAPITAL BANCSHARES, INC.

                                              By:  /s/ J. Aubrey Crosland
                                                 ------------------------------
                                                   J. Aubrey Crosland
                                                   President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following in the capacities and on the dates indicated.



Signature                                      Title                              Date
---------                                      -----                              ----
*
---------------------------
Glenn Dowdy                                    Director                           December 6, 1999


*
---------------------------
Wylie Cartrette                                Director                           December 6, 1999


*
---------------------------
Dale Hutchins                                  Director                           December 6, 1999


*
---------------------------
Shoukath Ansari                                Director                           December 6, 1999


*
---------------------------
Paul F. Rush                                   Director                           December 6, 1999


*
---------------------------
Lee Howell                                     Director                           December 6, 1999


*
---------------------------
Lee C. Shortt                                  Director                           December 6, 1999


/s/ J. Aubrey Crosland
---------------------------
J. Aubrey Crosland                             Director and President             December 6, 1999
                                               (principal executive officer)


/s/ John M. Digby
---------------------------
John M. Digby                                  Chief Financial Officer            December 6, 1999
                                               (principal accounting and
                                               financial officer)
*By:  /s/ J. Aubrey Crosland
     ------------------------
     J. Aubrey Crosland
     *As attorney-in-fact